Exhibit 99.1

FOR IMMEDIATE RELEASE

APOLLO INVESTMENT CORPORATION TO ACQUIRE
INNKEEPERS USA TRUST IN $1.5 BILLION ALL-CASH TRANSACTION

Innkeepers Stockholders to Receive $17.75 Per Share

PALM BEACH, Fla., and NEW YORK, April 16, 2007 - Innkeepers USA Trust (NYSE: KPA) (“Innkeepers”) a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, including Residence Inns, Summerfield Suites and Hampton Inns, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Apollo Investment Corporation, (“AIC”) (Nasdaq: AINV) for $17.75 per share in cash, plus the assumption of Innkeepers indebtedness.  Innkeepers will pay its first quarter common share dividend on April 24, 2007 and has agreed to suspend any further common share dividends.

“We believe this is a compelling all-cash transaction that provides substantial value for Innkeepers’ shareholders,” said Jeffrey H. Fisher, Innkeepers Chief Executive Officer and President.  “AIC has a deep understanding of our business and we are looking forward to completing this transaction.”

James Zelter, President and Chief Operating Officer of Apollo Investment Corporation, said, “Innkeepers provides stable, long term cash flow making it a valuable investment for AIC’s shareholders.  Importantly, we look forward to working with Innkeepers’ proven management team and dedicated employees.  While this is an important and significant step for AIC, our portfolio will continue to remain broadly diversified.”

The transaction, which is subject to Innkeepers common shareholder approval and other customary closing conditions, is expected to be completed in the second quarter of 2007.  The transaction is not contingent upon AIC or any of its affiliates obtaining financing.  Following completion of the transaction, the properties will be managed by an affiliate of Jeffrey Fisher. Innkeepers will maintain its REIT tax status.

In connection with the transaction, Lehman Brothers and UBS Investment Bank are serving as financial advisors to Innkeepers and Wachtell, Lipton, Rosen & Katz is serving as its legal counsel.  JF Capital Advisors is serving as financial advisor to AIC and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal counsel.

ABOUT INNKEEPERS USA TRUST
Innkeepers USA Trust owns 74 hotels with a total of 9,808 rooms or suites and one 355-room hotel in which it owns a 49 percent equity interest in 21 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company's portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry's leading brands.  For more information about Innkeepers USA Trust, visit the company's web site at www.innkeepersusa.com.

ABOUT APOLLO INVESTMENT CORPORATION
Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940.  The Company's investment portfolio is principally in middle-market private companies.  The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies.  Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Innkeepers and its affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Innkeepers, the satisfaction of closing conditions to the transaction, and the effects of general and local economic and real estate conditions.  Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Innkeepers’ filings with the Securities and Exchange Commission.  Innkeepers assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Participants in the Solicitation
Innkeepers and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of Innkeepers’ participants in the solicitation, which may be different than those of Innkeepers shareholders generally, is set forth in Innkeepers’ proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available.

Innkeepers USA Trust Media Contacts: Innkeepers Media Contact: Dennis Craven Chief Financial Officer Innkeepers USA Trust (561) 227-1302

Mark Murphy
General Counsel and Secretary
Innkeepers USA Trust
(561) 227-1336

Apollo Investment Corporation Media Contacts:
Richard L. Peteka
Apollo Investment Corporation
(212) 515-3488

Anna Cordasco/Jonathan Gasthalter
Sard Verbinnen & Co
(212) 687- 8080

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